Exhibit 99.1

FOR IMMEDIATE RELEASE

Forrester Research Reports 2020 Third-Quarter Financial Results

Cambridge, Mass., October 29, 2020 . . . Forrester Research, Inc. (Nasdaq: FORR) today announced its 2020 third-quarter financial results.

Third-Quarter Financial Performance

Total revenues were $108.6 million for the third quarter of 2020, consistent with the third quarter of 2019. Adjusted revenues, which exclude the fair value adjustment to deferred revenue from the acquisition of SiriusDecisions, were $108.7 million for the third quarter of 2020, compared with $110.3 million for the third quarter of 2019.

“Businesses are relying on Forrester for guidance on how to deal with the pandemic and ramp up their own critical digital offering,” said George F. Colony, Forrester’s chairman and chief executive officer. “As a result, demand for our research and consulting services increased in the third quarter; we exceeded the upper end of revenue guidance by $4.7 million and exceeded adjusted EPS by $0.12.”

“Propelled by strong Q3 results and a healthy Q4 pipeline, we are increasing our full-year 2020 guidance for both revenue and EPS,” continued Colony. “We are honored by the trust and confidence our clients have placed in Forrester to help them navigate challenging times and build customer-obsessed growth strategies.”

On a GAAP basis, net loss was $3.8 million, or $0.20 per diluted share, for the third quarter of 2020, compared with a net loss of $2.7 million, or $0.15 per diluted share, for the same period in 2019.

On an adjusted basis, net income was $4.6 million, or $0.24 per diluted share, for the third quarter of 2020, which reflects an adjusted effective tax rate of 31%. Adjusted net income excludes stock-based compensation of $2.7 million, amortization of acquisition-related intangible assets of $4.7 million, acquisition-related deferred revenue fair value adjustment of $0.1 million, acquisition and integration costs of $0.3 million, and lease incentive costs of $0.2 million. This compares with an adjusted net income of $6.5 million, or $0.34 per diluted share, for the same period in 2019, which reflects an adjusted tax rate of 31%. Adjusted net income for the third quarter of 2019 excludes stock-based compensation of $3.1 million, amortization of acquisition-related intangible assets of $5.7 million, acquisition-related deferred revenue fair value adjustment of $1.7 million, and acquisition and integration costs of $2.4 million.

Forrester is providing fourth-quarter 2020 financial guidance as follows:

Fourth-Quarter 2020 (GAAP):

•	Total revenues of approximately $108.0 million to $116.0 million.

•	Operating margin of approximately 3.5% to 5.5%.

•	Interest expense of approximately $1.2 million.

•	An effective tax rate of approximately 25%.

•	Income per share of approximately $0.11 to $0.18.

Fourth-Quarter 2020 (Adjusted):

Adjusted financial guidance for the fourth quarter of 2020 excludes stock-based compensation expense of $2.4 million to $2.6 million, amortization of acquisition-related intangible assets of approximately $4.7 million, integration costs of $0.7 million to $1.2 million, lease incentive credit of approximately $3.4 million, and any investment gains or losses.

•	Adjusted operating margin of approximately 8.0% to 10.0%.

•	Adjusted effective tax rate of 31%.

•	Adjusted diluted earnings per share of approximately $0.27 to $0.34.

Our full-year 2020 guidance is as follows:

Full-Year 2020 (GAAP):

•	Total revenues of approximately $436.6 million to $444.6 million.

•	Operating margin of approximately 3.5% to 4.5%.

•	Interest expense of approximately $5.3 million.

•	An effective tax rate of approximately 26%.

•	Income per share of approximately $0.51 to $0.58.

Full-Year 2020 (Adjusted):

Adjusted financial guidance for full-year 2020 excludes the reduction in revenue from the fair value adjustment of pre-acquisition deferred revenue of approximately $0.4 million, stock-based compensation expense of $10.4 million to $10.6 million, amortization of acquisition-related intangible assets of approximately $18.8 million, integration costs of $4.5 million to $5.0 million, lease incentive credit of approximately $3.2 million, and any investment gains or losses.

•	Adjusted revenues of approximately $437.0 million to $445.0 million.

•	Adjusted operating margin of approximately 10.5% to 11.5%.

•	Adjusted effective tax rate of 31%.

•	Adjusted diluted earnings per share of approximately $1.53 to $1.60.

About Forrester Research

Forrester (NASDAQ: FORR) is one of the most influential research and advisory firms in the world. We help organizations grow through customer obsession. Forrester’s unique insights are grounded in annual surveys of more than 690,000 consumers and business leaders worldwide, rigorous and objective methodologies, and the shared wisdom of our most innovative clients. Through proprietary research, data and analytics, custom consulting, exclusive peer groups, certifications, and events, we are revolutionizing how businesses grow in the age of the customer; learn more at forrester.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, the anticipated impact of COVID-19 on Forrester’s operating results, Forrester’s financial guidance for the fourth quarter of and full-year 2020, and statements about Forrester’s future financial performance and financial condition. These statements are based on Forrester’s current plans and expectations and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements. Important factors that could cause actual future activities and results to differ include, among others, the impact of health epidemics, including COVID-19, on Forrester’s business; Forrester’s ability to retain and enrich memberships for its research products and services; technology spending; Forrester’s ability to respond to business and economic conditions and market trends; the risks and challenges inherent in international business activities; the exit of the United Kingdom from the European Union; Forrester’s ability to offer new products and services; Forrester’s dependence on key personnel; Forrester’s ability to attract and retain professional staff; Forrester’s ability to anticipate and respond to market trends; Forrester’s ability to successfully integrate businesses that it acquires; the impact of Forrester’s outstanding debt obligations; the possibility of network disruptions and security breaches; competition and industry consolidation; any failure to enforce and protect Forrester’s intellectual property rights; privacy laws; possible variations in Forrester’s quarterly operating results; taxation risks; concentration of ownership of Forrester; and any weakness in Forrester’s system of internal controls. Forrester undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. For further information, please refer to Forrester’s reports and filings with the Securities and Exchange Commission.

The consolidated statements of operations and the table of key financial data are attached.

Contact:

Michael Doyle

Chief Financial Officer

Forrester Research, Inc.

+1 617-613-6000

mdoyle@forrester.com

Shweta Agarwal

Public Relations

Forrester Research, Inc.

+1 617-613-6805

sagarwal@forrester.com

© 2020, Forrester Research, Inc. All rights reserved. Forrester is a trademark of Forrester Research, Inc.

Forrester Research, Inc.

Consolidated Statements of Income

(Unaudited, In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Revenues:
Research	$72,813	$74,548	$219,230	$219,436
Consulting	34,633	32,619	102,980	98,422
Events	1,131	1,429	6,253	19,570

Total revenues	108,577	108,596	328,463	337,428
Operating expenses:
Cost of services and fulfillment	46,125	44,929	133,442	146,610
Selling and marketing	42,209	41,605	121,599	127,655
General and administrative	12,475	13,533	35,936	39,944
Depreciation	2,544	2,121	7,398	6,310
Amortization of intangible assets	4,722	5,654	14,147	16,963
Acquisition and integration costs	328	2,394	3,815	7,848

Total operating expenses	108,403	110,236	316,337	345,330

Income (loss) from operations	174	(1,640)	12,126	(7,902)
Interest expense	(1,259)	(1,904)	(4,104)	(6,341)
Other income (expense), net	(274)	127	(165)	(229)
Gains (losses) on investments	—	(17)	2,365	(61)

Income (loss) before income taxes	(1,359)	(3,434)	10,222	(14,533)
Income tax expense (benefit)	2,401	(735)	2,658	(73)

Net income (loss)	$(3,760)	$(2,699)	$7,564	$(14,460)

Basic income (loss) per common share	$(0.20)	$(0.15)	$0.40	$(0.78)

Diluted income (loss) per common share	$(0.20)	$(0.15)	$0.40	$(0.78)

Basic weighted average shares outstanding	18,872	18,546	18,779	18,448

Diluted weighted average shares outstanding	18,872	18,546	18,873	18,448

Adjusted data (1):
Total revenues - GAAP	$108,577	$108,596	$328,463	$337,428
Deferred revenue fair value adjustment	80	1,657	402	10,467

Adjusted revenues	$108,657	$110,253	$328,865	$347,895

Income (loss) from operations - GAAP	$174	$(1,640)	$12,126	$(7,902)
Deferred revenue fair value adjustment	80	1,657	402	10,467
Amortization of intangible assets	4,722	5,654	14,147	16,963
Acquisition and integration costs	328	2,394	3,815	7,848
Lease incentive	219	—	219	—
Stock-based compensation included in the following expense categories:
Cost of services and fulfillment	1,638	1,782	4,463	4,812
Selling and marketing	446	441	1,231	1,366
General and administrative	614	849	2,270	2,427

Adjusted income from operations	$8,221	$11,137	$38,673	$35,981

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2020		2019		2020		2019
	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share
Net income (loss) - GAAP	$(3,760)	$(0.20)	$(2,699)	$(0.15)	$7,564	$0.40	$(14,460)	$(0.78)
Effect on GAAP net loss of diluted shares		—		0.01		—		0.01
Deferred revenue fair value adjustment	80	—	1,657	0.09	402	0.02	10,467	0.56
Amortization of intangible assets	4,722	0.26	5,654	0.30	14,147	0.76	16,963	0.90
Acquisition and integration costs	328	0.02	2,394	0.13	3,815	0.20	7,848	0.42
Lease incentive	219	0.01	—	—	219	0.01	—	—
Stock-based compensation	2,698	0.14	3,072	0.16	7,964	0.42	8,605	0.46
(Gains) losses on investments	—	—	17	—	(2,365)	(0.13)	61	—
Tax effects of items above (2)	(1,828)	(0.10)	(3,128)	(0.17)	(6,980)	(0.37)	(10,896)	(0.58)
Adjustment to tax expense for adjusted tax rate (3)	2,156	0.11	(509)	(0.03)	(1,027)	(0.05)	1,706	0.09

Adjusted net income	$4,615	0.24	$6,458	$0.34	$23,739	1.26	$20,294	$1.08

Diluted weighted average shares outstanding	18,963		18,727		18,873		18,732

(1)

Forrester believes that adjusted financial results provide investors with consistent and comparable information to aid in the understanding of Forrester’s ongoing business, and are also used by Forrester in making compensation decisions. Our adjusted presentation excludes amortization of acquisition-related intangible assets, acquisition-related deferred revenue fair value adjustments, stock-based compensation, acquisition and integration costs, net gains or losses from investments, lease incentive cost and credits, as well as their related tax effects. We also utilized an assumed tax rate of 31% in both 2020 and 2019, which excludes items such as any release of reserves for uncertain tax positions established in prior years, the settlement of prior year tax audits, and the effect of any adjustments related to the filing of prior year tax returns. The adjusted data does not purport to be prepared in accordance with Accounting Principles Generally Accepted in the United States.

(2)	The tax effect of adjusting items is based on the accounting treatment and rate for the jurisdiction of each item.
(3)	To compute adjusted net income, we apply an adjusted effective tax rate of 31%.

Forrester Research, Inc.

Key Financial Data

(Unaudited, dollars in thousands)

	September 30,	December 31,
	2020	2019
Balance sheet data:
Cash and cash equivalents	$73,027	$67,904
Accounts receivable, net	$54,141	$84,605
Deferred revenue	$155,418	$179,194
Debt outstanding	$111,719	$132,750

	Nine Months Ended
	September 30,
	2020	2019
Cash flow data:
Net cash provided by operating activities	$29,199	$45,622
Purchases of property and equipment	$(7,279)	$(8,362)
Cash paid for acquisitions	$—	$(237,684)
Repayments of debt	$(21,031)	$(40,688)

	As of
	September 30,
	2020	2019
Metrics:
Agreement value	$337,900	$355,200
Client retention	65%	73%
Dollar retention	88%	90%
Enrichment	98%	111%
Number of clients	2,660	2,867

	As of
	September 30,
	2020	2019
Headcount:
Total headcount	1,823	1,785
Products and advisory services staff	716	673
Sales force	716	699